Exhibit 99.2

©2021 SoundHound Inc. Houndify Everything November 2021

Disclaimer and Other Important Information

This Presentation (the "Presentation") is for informational purposes only to assist interested parties in evaluating a proposed initial business combination (the "Transaction" or "Business Combination") among Archimedes Tech SPAC Partners Co. ("Archimedes"), and SoundHound Inc. ("SoundHound") pursuant to which SoundHound will become a wholly-owned subsidiary of Archimedes. In connection with the closing of the Business Combination, Archimedes will change its name to "SoundHound AI, Inc." The continuing combined entity is hereinafter referred to as the "Company" or the "Combined Entity". This Presentation relates to the potential financing of a portion of the Business Combination through a private placement (the "Private Placement") of Archimedes' securities.

The information contained herein does not purport to be all-inclusive and none of Archimedes, SoundHound, nor any of their respective subsidiaries, stockholders, affiliates, representatives, control persons, partners, members, managers, directors, officers, employees, advisers or agents make any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. Prospective investors in the proposed Private Placement should consult with their own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying solely upon the information contained herein to make any investment decision. The recipient shall not rely upon any statement, representation or warranty made by any other person, firm or corporation in making its investment decision to subscribe for securities of Archimedes in connection with the Business Combination. To the fullest extent permitted by law, in no circumstances will Archimedes or any of its subsidiaries, stockholders, affiliates, representatives, control persons, partners, members, managers, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Archimedes, the proposed Private Placement or the Business Combination. The general explanations included in this Presentation cannot address, and are not intended to address, your specific investment objectives, financial situations or financial needs.

Confidential Information: By accepting this Presentation, the recipient acknowledges and agrees that all of the information herein is confidential, that the recipient shall not distribute, disclose and use such information other than for the foregoing purpose and that the recipient shall not distribute or use such information in any way detrimental to either Archimedes or SoundHound, and that the recipient will return to Archimedes and SoundHound, or will delete or destroy this Presentation upon request by Archimedes or SoundHound or their advisors.

The distribution of this Presentation may also be restricted by law and the persons into whose possession this Presentation comes should inform themselves about and observe all such restrictions. The recipient acknowledges that it is (i) aware that the United States securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of such company while in possession of such information, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (ii) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), and that the recipient will neither use, nor cause or permit any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b-5 thereunder.

Additional Information: In connection with the proposed Business Combination, Archimedes intends to file with the Securities and Exchange Commission (the "SEC"), a registration statement on Form S-4, containing a preliminary proxy statement/prospectus of Archimedes and after the registration statement is declared effective, Archimedes and SoundHound will mail a definitive proxy statement/prospectus relating to the proposed Business Combination to their respective shareholders. This Presentation does not contain any information that should be considered by Archimedes' or SoundHound's respective shareholders concerning the proposed Business Combination and is not intended to constitute the basis of any voting or investment decision in respect of the Business Combination or the securities of Archimedes. Archimedes' and SoundHound's respective shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about Archimedes, SoundHound and the Business Combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to shareholders of Archimedes and SoundHound as of a record date to be established for voting on the proposed Business Combination. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/ prospectus and other documents filed with the SEC, without charge, once available, at the SEC's website at www.sec.gov, or by directing a request to: Archimedes Tech SPAC Partners Co., 2093 Philadelphia Pike #1968, Claymont, DE 19703.

No Offer or Solicitation: This Presentation shall not constitute a "solicitation" as defined in Section 14 of the Exchange Act. This Presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of Archimedes, SoundHound or any of their respective affiliates nor shall there be any sale of securities, investment or other specific product in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. To the extent that this Presentation is used in connection with the Private Placement of Archimedes' securities (referred in this paragraph as "Securities"), any offering of such Securities in connection with the Private Placement will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and will be offered as a Private Placement only to purchasers who (i) are "accredited investors" (as defined in Rule 501 under the Securities Act) and/or (ii) Archimedes reasonably believes are qualified institutional buyers (as defined in Rule 144A under the Securities Act). The Placement of the Securities is to be made directly by Archimedes. Accordingly, the Securities must continue to be held unless a subsequent disposition is exempt from the registration requirements of the Securities Act. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act. The transfer of the Securities may also be subject to conditions set forth in an agreement under which they are to be issued. Investors should be aware that they will be required to bear the financial risk of their investment for an indefinite period of time. Neither Archimedes nor SoundHound are making an offer of the Securities in any state where the offer is not permitted.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PRESENTATION IS TRUTHFUL OR COMPLETE.

Forward Looking Statements: Certain statements included in this Presentation are not historical facts but are forward-looking statements. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this Presentation and on the current expectations of Archimedes' and SoundHound's respective management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Archimedes and SoundHound. Some important factors that could cause actual results to differ materially from those in any forward-looking statements could include changes in domestic and foreign business, market, financial, political and legal conditions.

2
©2021 SoundHound Inc.

Disclaimer and Other Important Information

These forward-looking statements are subject to a number of risks and uncertainties, including, the inability of the parties to successfully or timely consummate the Transaction, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the Company or the expected benefits of the Transaction, if not obtained; the failure to realize the anticipated benefits of the Transaction; matters discovered by the parties as they complete their respective due diligence investigation of the other parties; the ability of Archimedes prior to the Business Combination, and the Company following the Business Combination, to maintain the listing of the Company's shares on Nasdaq; costs related to the Transaction; the failure to satisfy the conditions to the consummation of the Transaction, including the approval of the definitive merger agreement by the shareholders of Archimedes, the satisfaction of the minimum cash requirements of the definitive merger agreement, which is an amount equal to the PIPE commitments as of the date of the Merger Agreement, following any redemptions by Archimedes' public shareholders; the risk that the Transaction may not be completed by the stated deadline and the potential failure to obtain an extension of the stated deadline; the inability to complete a PIPE transaction; the outcome of any legal proceedings that may be instituted against Archimedes or SoundHound related to the Transaction; the attraction and retention of qualified directors, officers, employees and key personnel of Archimedes and SoundHound prior to the Business Combination, and the Company following the Business Combination; the ability of the Company to compete effectively in a highly competitive market; the ability to protect and enhance SoundHound's corporate reputation and brand; the impact from future regulatory, judicial, and legislative changes in SoundHound's or the Company's industry; the uncertain effects of the COVID-19 pandemic; competition from larger technology companies that have greater resources, technology, relationships and/or expertise; future financial performance of the Company following the Business Combination including the ability of future revenues to meet projected annual bookings; the ability of the Company to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; the ability of the Company to generate sufficient revenue from each of its revenue streams; the ability of the Company's patents and patent applications to protect the Company's core technologies from competitors; the Company's ability to manage a complex set of marketing relationships and realize projected revenues from subscriptions, advertisements, product sales and/or services; the Company's ability to execute its business plans and strategy; and those factors set forth in documents of Archimedes filed, or to be filed, with SEC. The foregoing list of risks is not exhaustive.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Archimedes nor SoundHound presently know or that Archimedes and SoundHound currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Archimedes' and SoundHound's current expectations, plans and forecasts of future events and views as of the date of this Presentation. Nothing in this Presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this Presentation, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein and the risk factors of Archimedes and SoundHound described above. Archimedes and SoundHound anticipate that subsequent events and developments will cause their assessments to change. However, while Archimedes and SoundHound may elect to update these forward-looking statements at some point in the future, they each specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Archimedes' or SoundHound's assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Projections
The financial projections presented in this Presentation, with respect to SoundHound represent SoundHound management's current estimates of future performance based on various assumptions, which may or may not prove to be correct. SoundHound's independent registered public accounting firms have not audited, reviewed, compiled or performed any procedures with respect to the projections and, accordingly, they did not express an opinion or provide any other form of assurance with respect thereto. These projections constitute forward-looking information, are presented for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying these projections are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risk that could cause actual results to differ materially from those contained in these projections. Accordingly, there can be no assurance that these projections will be realized. Further, industry experts and others may disagree with these assumptions and with SoundHound management's view of the market and the prospects for SoundHound.

Use of Non-GAAP Financial Measures
This Presentation includes certain financial measures not presented in accordance with generally accepted accounting principles ("GAAP"). Therefore, these non-GAAP financial measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. SoundHound believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about SoundHound. SoundHound's management uses forward-looking non-GAAP measures to evaluate SoundHound's financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in SoundHound's financial statements. In addition, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore, SoundHound's non-GAAP measures may not be directly comparable to similarly titled measures of other companies. A reconciliation of the non-GAAP financial measures used in this Presentation to their nearest GAAP equivalent is included in the appendix to this Presentation. However, to the extent that forward-looking non-GAAP financial measures are provided, they are presented without a reconciliation of such information to the most comparable GAAP measure.

Use of Data: The data contained herein are derived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein are not an indication as to future performance.

Important Information for Investors: This Presentation does not purport to contain all information which may be material to an investor and recipients of this Presentation should conduct their own independent evaluation and due diligence of Archimedes and SoundHound. Each recipient agrees, and the receipt of this Presentation serves as an acknowledgment thereof, that if such recipient determines to engage in a transaction with Archimedes, its determination will be based solely on (i) the terms of the definitive merger agreement relating to such transaction, (ii) the terms of the definitive subscription agreement, and, (iii) the recipient's own investigation, analysis and assessment of SoundHound and the Business Combination. Neither Archimedes nor SoundHound intend to update or otherwise revise this Presentation following its distribution and neither Archimedes nor SoundHound makes any representation or warranty, express or implied, as to the accuracy or completeness of any of the information contained in this Presentation after the date of the Presentation.

Participants in Solicitation: Archimedes and SoundHound and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Archimedes' shareholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of Archimedes' directors and officers in Archimedes' filings with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Archimedes' shareholders in connection with the Business Combination is set forth in the proxy statement/prospectus on Form S-4 for the Business Combination, which is expected to be filed by Archimedes with the SEC. This Presentation is not a substitute for the proxy statement/prospectus or for any other document that Archimedes may file with the SEC in connection with the Business Combination. INVESTORS AND SECURITYHOLDERS ARE ADVISED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain free copies of other documents filed with the SEC by Archimedes through the website maintained by the SEC at www.sec.gov. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

3
©2021 SoundHound Inc.

SoundHound + Archimedes

A strong combination of business, financial, and technical leadership

SoundHound Inc.



Keyvan Mohajer
Founder & CEO

- Technical founder and entrepreneur
- 20+ years of experience scaling companies
- $280M raised
- SVBJ top 40 under 40
- 90+ patents filed
- PhD, Stanford University



Nitesh Sharan
CFO

- Global public company finance leader
- Formerly CFO of Global Operations, Nike. Led teams at HP and Accenture.
- MBA Northwestern University



Mike Zagorsek
COO

- Technology veteran and operations leader
- Operations, marketing, and growth
- Previously at Square, Apple, and OgilvyOne

ARCHIMEDES



Dr. Luc Julia
Independent Director

- Renault: CSO
- Samsung: CTO and SVP of Innovation
- Apple: co-author of Siri's core patents.
- HP: Chief Technologist



Dr. Eric R. Ball
Chairman of the Board

- Artificial Intelligence Investor
- C3.ai: CFO
- Oracle: SVP / Treasurer



Brent Callinicos
Special Advisor

- Technology Investor
- Virgin Hyperloop One: CFO and COO
- Uber: CFO
- Google: Treasurer, Vice President
- Microsoft: Treasurer, Vice President

4

©2021 SoundHound Inc.

SoundHound Inc. Investment Highlights Best - in - Class Voice AI Technology With Over 15 Years of Development and Innovation • Fully integrated voice AI solution including cloud, embedded, and hybrid solutions • Industry - leading Speech - to - Meaning® and Speech - to - Text technology surpassing competitors in speed, accuracy, and complexity In Production at Scale With Global Brands and Over 1B Queries Projected in 2021 • Custom voice assistants live in Mercedes - Benz, Hyundai, Honda, Pandora, Snapchat, White Castle, Vizio, and more • 10x growth in Houndify traffic in the past 2 years, 2x in ~6 months, and projected to surpass 1B annual queries in 2021 $100M+ Bookings Backlog and Unparalleled Strategic Partnerships Across Industries • $1B+ of overall annual revenue forecast within 5 years, with a large portion from existing customers • Combined reach of over 2B users through strategic partners and investors Massive $160B+ Total Addressable Market • 75B connected devices worldwide by 2025 1 • Over 8B voice assistants projected by 2024 2 Robust and Foundational IP • 227 patents granted or pending • Includes Speech Recognition, Natural Language, Machine Learning, and more Experienced and Visionary Management Team • Deep technical expertise and proven track record of constant innovation and value creation • Long - tenured team with deep expertise and proven ability to attract and retain the best talent ©2021 SoundHound Inc. 5 (1) Statista projected number by 2025, (2) Juniper: Voice Assistant Market (April 2020) Leading Independent Voice AI Platform • Strongest global choice for custom branded voice assistants vs. a “big tech” product takeover, resulting in strong positionin g a nd adoption • Large technical barriers to entry makes it impractical for new players to enter the market

Company Overview Creating the next disruption in human - computer interfaces

“This is Insane!” Number 1 post on Reddit with 2+ million views in one day ©2021 SoundHound Inc. 7 http://www.youtube.com/watch?v=px7d3tUkjes

Confidential and Proprietary ©2021 SoundHound Inc. 8 Our Vision Our Vision A conversational voice AI platform that: exceeds human capabilities delivers value and delight to end users creates an ecosystem with billions of products enables innovation and monetization opportunities for product creators.

Interfaces are integrated & multimodal The World Is Evolving into a Voice - Enabled Reality Voice AI is poised to create the next major disruption in computing TODAY: Every company needs a voice strategy and a path toward its own central voice AI Computers Keyboard, mouse, screen Voice AI IoT, hands - free, ambient Mobile Touchscreen Every company needed a website Every company needed a mobile presence ©2021 SoundHound Inc. 9

Massive Market Opportunity for Voice AI 94% Of large companies expect to use voice AI in two years 4 75B Connected devices worldwide by 2025 3 8B+ Number of voice assistant devices in use to overtake world population by 2024 1 90% Of new vehicles globally are projected to have voice assistants by 2028 2 $160B+ TAM d IoT Auto Banking Contact Center Healthcare Enterprise Hospitality Retail Total Addressable Market (2026E) 1 1. Juniper: Voice Assistant Market (April 2020) 2. Navigant: The rise of the in - car digital assistant 3. Statista: (IoT) connected devices installed base worldwide from 2015 to 2025. 4. Pindrop Study ©2021 SoundHound Inc. 10

©2021 SoundHound Inc. Limited or no interface Voice AI unleashes the power of the Internet to users Voice AI brings products to life Voice AI converts IoT to AIoT 75 Billion IoT Products Untapped 11 Source: Statista projected number by 2025

Technology Leaders Disrupted Markets and Expanded Upon Them

Microsoft

- Disrupted desktop computing
- Operating system
- Business value for *Product Creators*

Market Cap: $2.6T

Apple

- Disrupted mobile
- Monetization platform
- Business value for *Developers*

Market Cap: $2.5T

Google

- Disrupted Internet search
- Keyword bidding
- Business value *for Advertisers*

Market Cap: $2.0T

amazon

- Disrupted commerce
- E-commerce optimized for *Customers*
- Business value for *Merchants*

Market Cap: $1.8T

SoundHound Inc.

Positioned to be the leader in Human-Computer interaction and the next generation of search monetization

Disrupting Human-Computer Interfaces

- Billions of products with voice AI
- Conversational interactions
- Reactive and proactive engagement
- 227 patents with 35 patents in conversational monetization
- Business value for *Product Creators, Advertisers, Developers, and Merchants*
- Proven adoption with 10x growth in Houndify traffic in the past 2 years

12

©2021 SoundHound Inc.

Growing Void and Demand for an Independent Voice AI Platform

The Rise of Independent Disruptors

- Focused resources
- Fueled by AI democratization of computing platforms
- Beating the legacy giants

twilio zoom slack
Square stripe Uber
Roku airbnb shopify

Voice AI from Big Tech

- Conflict of interest
- Hidden agenda
- Learn and compete
- Product takeover
- Loss of brand autonomy and data

Voice Licensing Legacy Players

- Dated technology
- Outdated expensive business model
- Rigid contracts
- Low attachment to product success
- 4/12/2021: Microsoft acquisition of Nuance for $19.7B

SoundHound Opportunity

- Disruptive Technology
- Custom voice assistants
- Proprietary domains and services
- Control of customer data
- Defined privacy policies
- No conflict of interest
- Innovation and monetization opportunities

HOUNDIFY

13
©2021 SoundHound Inc.

Established Growth and Adoption With Significant Pipeline An inflection point in our global reach and scale Stealth Voice AI Innovation 2015 2016 2017 2018 2019 2020 2021+ 2005 Company Founded Viral Demo : “This Is Insane” Multiple customer announcements forthcoming 38 languages Global scale Revenue acceleration Monetization platform Platform 100M Monthly Houndify Queries 2x in ~ last 6 months ©2021 SoundHound Inc. 14

Global Presence and Language Reach

Roadmap for 38 languages and 114 acoustic variations

Available Now

- English (US)
- English (UK)
- English (AU)
- English (India)
- Spanish
- Spanish (Mexico)
- Portuguese
- Portuguese (Brazil)
- French
- French (Canada)
- German
- Dutch
- Italian
- Korean
- Japanese
- Mandarin (China)
- Russian
- Polish
- Swedish
- Arabic
- Turkish
- Hebrew

Roadmap

- Cantonese
- Czech
- Croatian
- Danish
- Farsi (Persian)
- Finnish
- Greek
- Hindi
- Hungarian
- Indonesian
- Norwegian
- Romanian
- Slovak
- Slovenian
- Thai
- Ukrainian
- Vietnamese



Global Company With 9 offices and Teams in 16 Countries

North America	South America	Europe		Asia
Santa Clara, CA (HQ)	Argentina	Paris	Netherlands	Beijing
San Francisco	Brazil	Berlin	Sweden	Tokyo
Boulder		Italy	Russia	Seoul
Toronto		Turkey	Poland	UAE

15

©2021 SoundHound Inc.

SoundHound Inc. Leadership

Long-tenured team with deep expertise and proven ability to attract and retain the best talent



Keyvan Mohajer
Founder & CEO

- Technical founder and entrepreneur
- 20+ years of experience scaling companies
- PhD, Stanford University



Majid Emami
Co-Founder & VP Engineering

- Co-Founder
- Executive leading technology R&D
- PhD, Stanford University



James Hom
Co-Founder & VP Products

- Co-Founder
- Executive leading all products
- B.S. Computer Science, Stanford University



Nitesh Sharan
CFO

- Global public company finance leader
- Formerly CFO of Global Operations, Nike. Led teams at HP and Accenture.
- MBA Northwestern University



Mike Zagorsek
COO

- Technology veteran and operations leader
- Operations, marketing, and growth
- Previously at Square, Apple, and OgilvyOne



Tim Stonehocker
CTO

- Audio recognition algorithms, search technologies, and scalable systems
- B.S. Comp. Science, M.A. Music, Stanford
- Previously at Amazon/A9



Lisa Flattery
VP Marketing

- Integrated marketing and advertising leader
- Previously Senior Partner at Ogilvy & Mather in NYC, Chicago, and London



Kamyar Mohajer
VP Corporate Strategy & Int'l Expansion

- Seasoned executive in law, business, music, and computer science
- Leads partnerships, operations, legal, and expansion strategies



Amir Arbabi
VP Business Development

- Business development leader
- Former corporate attorney (VLG)
- B.A. Economics, Stanford University
- J.D. Law, Harvard University



Warren Heit
VP Legal & General Counsel

- Experienced technology attorney
- Previously Partner at White & Case for 18 years as Global Technology Attorney



Angeline Tucker
VP People & Culture

- HR leader with global experience
- Previously held multiple VP HR roles at Dell and Sapient

16

©2021 SoundHound Inc.

Backed by Leading Strategic and Financial Investors Over $280M raised from a cross - industry group of multinational investors with a combined reach of over 2B users Select Strategic Investors Select Financial Investors ©2021 SoundHound Inc. 17 Note Includes $15M of convertible debt converted at merger event.

Technology Overview Breakthrough innovation with established adoption and growing momentum

Strong Cross - Industry Adoption and Integration ©2021 SoundHound Inc. 19 http://www.youtube.com/watch?v=1BjV_cE1RQ0

Adoption From Market Leaders

Custom branded voice assistants powered by Houndify

Mercedes-Benz

"Partnering with SoundHound Inc. and integrating such a natural, conversational voice interface in our vehicles, allows the driving experience to become even more intuitive."

HYUNDAI

"Sophisticated voice recognition and AI integration are core to effectively providing drivers with the massive content and data that future connected vehicles have to offer."

pandora

"With Pandora Voice Mode, we're introducing a more natural and conversational way for listeners to discover new music, and enhance their app experience. It's like getting recommendations from a friend who really knows you."

HARMAN A SAMSUNG COMPANY

"Harman partnering with SoundHound Inc. allows hospitality providers to deliver a simple and pleasurable in room experience for guests, whether it's controlling the room environment or using it for concierge services."

Select Products In Market

- **Mercedes: MBUX** (multiple models)
- **Hyundai: Dynamic VR** (multiple models)
- **Kia:** Seltos, K5
- **Honda:** e (EV), Jazz
- **Snapchat:** Voice Scan
- **Pandora:** Voice Mode
- **VIZIO:** Smart TV Voice Remote
- **White Castle:** Voice AI Drive Through
- **Sonic:** Voice AI Ordering
- **Deutsche Telekom:** Magenta Speaker
- **Anki:** Vector Robot

20

©2021 SoundHound Inc.

Technology Breakthroughs

Unmatched innovations in voice AI

Speech-to-Meaning®


SPEECH
AUTOMATIC SPEECH RECOGNITION
NATURAL LANGUAGE UNDERSTANDING
MEANING
SPEECH
SPEECH TO MEANING™
MEANING

Deep Meaning Understanding®


Large Data Structures
Weighted Patterns
Programming Instructions
Speech or Text
Deep Meaning Understanding™
Meaning
Context
Statistical Models
Neural Networks

Collective AI®



21

©2021 SoundHound Inc.

TRADITIONAL APPROACH WITH Speech - to - Meaning ® Breakthrough technology that understands speech like humans Typical technologies use a two - step process: Speech - to - text and then text - to - meaning Humans don't convert speech to text then process the text into meaning – they do it one step Like humans, Speech - to - Meaning® combines Automatic Speech Recognition and Natural Language Understanding automatically in real time Dramatically increased speed and accuracy TRANSCRIPTION AUTOMATIC SPEECH RECOGNITION NATURAL LANGUAGE UNDERSTANDING SPEECH MEANING SPEECH MEANING SPEECH TO MEANING ۲ ©2021 SoundHound Inc. 22

Deep Meaning Understanding®

Enabling natural and complex conversations

- ✓ Understands complex conversations
- ✓ Understands context
- ✓ Automatically creates a searchable space and allows dynamic changes
- ✓ Lightning fast searches that avoid early classifications
- ✓ Real time speech or text input
- ✓ Executes code in real time
- ✓ Scalable


Large Data Structures
Weighted Patterns
Programming Instructions
Speech or Text
Deep Meaning Understanding™
Meaning
Context
Statistical Models
Neural Networks

Show me hotels in San Francisco that are less than $600 but not less than $300, are pet friendly, have a gym and a pool, with at least 3 stars, staying for 2 nights, and don't include anything that doesn't have wi-fi.

Here are several hotels matching your criteria.

Sort by lowest price.

Showing 2 results sorted by lowest price.

"What if I check in tonight and stay for 2 nights?"

Showing 1 result for September 10, staying for 2 nights

23

©2021 SoundHound Inc.

©2021 SoundHound Inc. Collective AI ® A global AI that knows the answer to any question and can perform any task Extensible platform for developer collaboration to create a global AI that is always learning and is larger than the sum of its parts: • Interconnected domains and knowledge graphs • Crowdsourced to domain experts • Intelligence increases exponentially based on linear contribution • Full flexibility for contributors and product creators http://www.youtube.com/watch?v=e0z2ZVM1ing ©2021 SoundHound Inc. 24

Competitive Advantage

	"Big Tech" 1	"Big Tech" 2	"Big Tech" 3	Legacy Vendors	"Big Tech" 4	HOUNDIFY
Speech-to-Meaning® (Real-Time ASR+NLU)						✓
Basic NLU	✓	✓	✓	✓	✓	✓
Deep Meaning Understanding® (Complex Conversation Support)						✓
NLU Platform	✓				✓	✓
Collective AI®: Extensible Platform						✓
Dual Hybrid Technology				✓		✓
Embedded Offline Recognition				✓		✓
Hundreds of Domains	✓				✓	✓
Monetization Revenue						✓
Custom Wake Word/Multi Wake Word				✓		✓
Own Your Brand/Experience				✓		✓
Complete Offering						✓
Independent and Platform Agnostic				✓		✓
Custom Solutions and Support				✓		✓

25
©2021 SoundHound Inc.

Strong Patent Protection 227 Patents: 81 granted, 146 pending Speech Recognition ASR accuracy, SLMs, AM training, pronunciations, phrase spotting, EOU detection, speech attribute detection Natural Language Domains, grammars & phrasings, parsing & interpretation, slot values, disambiguation & modal dialog, query API access, response information, transcriptions Machine Learning Neural networks & training, statistical modeling, embeddings & dimensionality reduction, crowdsourcing, recommendation, database management, prediction, privacy Human Interfaces Microphone, displays, device states, engagement, TTS voices, query cut - offs, personalization, conversations, searching, filtering Platform and Tools Platforms, SDKs, developer interfaces, content/data providers Advertising Ads, profiling, thoughts & concepts, monitoring, bidding, buying/purchasing, payments Consumer Electronics Portable devices, wearable devices, automobiles, appliances, offline capabilities Audio and Music Fingerprinting & music recognition, broadcast & source identification, lyrics synchronization, sing/hum recognition ©2021 SoundHound Inc. 26

Houndify Ecosystem Extends Product and Brand Value Three use case categories combine to unlock the value of IoT products and generate revenue Monetized “I’d like to order some pizza for delivery” “I need to order a sound bar for my bedroom” • Direct - to - consumer commerce • Instant high - value transactions • Higher margins offering specialized products (no intermediary) • Repeat user revenue Expanded “What will the temperature be at noon?” “Who won the baseball game last night?” • Access global content • Broader utility beyond physical form factor ©2021 SoundHound Inc. 27 Core “Go back 30 seconds” “Add this show to my favorites” • Core product use cases • Expands beyond limited/complex UI • Cloud or Edge/On - device

Financial Overview Growth in usage fuels financial momentum and strengthens go - to - market strategy

©2021 SoundHound Inc. Accelerating Growth in Houndify Queries Delivering 100M+ monthly queries with a total of 1B expected in 2021 as products continue to launch and usage grows 29 Monthly Houndify Queries 0M 25M 50M 75M 100M 125M 2016 2017 2018 2019 2020 Doubled in ~6 months 6/2021

Growth In Bookings Provides a Foundation For Revenue Growth

Bookings backlog expected to double year-over-year

Forecasted Rev. by Cust. Relationship *(% gr rev)*

- 100% of projected revenue in 2021 is driven by existing customers
- Existing customers continue to generate over 40% of forecasted revenues in 2024



100%
96%
4%
66%
34%
46%
54%
35%
65%
27%
73%
2021E
2022P
2023P
2024P
2025P
2026P
New
Existing

Proj. Annual Bookings Backlog & Gross Revenue *(in millions)*

- Bookings are represented by multi-year contracts generating ongoing annual revenue.
- Backlogs result from projected bookings combined with remaining billings from existing bookings.
- Bookings projections limited to 2023 based on pipeline forecast.



$16
$8
$59
$13
$140
$20
$296
$30
$460
$110
$297
$635
$1,164
2019A
2020A
2021E
2022P
2023P
2024P
2025P
2026P
Cumulative Bookings Backlog
Total Gross Revenue

Source: Management estimates. Note: Revenue projections for existing customers include contract renewal, geographic expansion, and search monetization [1] Bookings backlog projections limited to 2023 based on pipeline projections. [2] Backlog calculation based on cumulative new bookings minus revenue associated with the booking within the calendar year.

30

©2021 SoundHound Inc.

Three Revenue Generation Pillars Established royalty and subscription revenues creating an ecosystem of voice advertising and commerce ©2021 SoundHound Inc. 31 1. Royalties • Based on volume, usage, and life • Revenue per device / user • Revenue per device / unit of time 2. Subscription • Monthly fees based on usage - based revenue • Revenue per query • Revenue per user / unit of time 3. Monetization • Intent - based ad model • Commissions on ordering • High value focused targeting • Revenue share with customers • Replace cost with future revenue Products Services Voice Ads Voice Commerce REVENUE SHARE REVENUE IMPRESSIONS LEADS Houndified Products Voice - enabled products across automotive and consumer electronics (IoT) Houndified Services Customer service, food ordering, content, appointments, and voice commerce Houndified Ads + Commerce Revenue from users of Houndified products accessing Houndified services and advertising

Monetization Growth

Increased usage incentivizes growth in monetized services

Monetization Flywheel


Houndify gets revenue share and innovates

Users make queries and transact more frequently

Services and domains get increased revenue and are attracted to the platform

Products get revenue share and increasingly offer more services

Compound Market Impact

Monetization improves adoption

- Free or reduced cost to implement improves adoption by products and services

And increases TAM

- Increased monetization revenue opportunities post-adoption increases the TAM

32

©2021 SoundHound Inc.

Projected Revenue Contribution by Category Contribution by Revenue Category Commentary (% gross revenue) Source: Management estimates Revenue projections align with all other reports in this presentation. Three revenue “pillars” generating compounded growth: 1. Royalty revenue from Houndified products • Includes cars and IoT products. 2. Subscription revenue from Houndified services • Includes customer service, food ordering, reservations, appointments, and voice commerce. 3. Monetization revenue from users of Houndified products accessing Houndified services and advertising. • Lead generation and repeat transaction revenue with advertising • Revenue shared with product creators • Creates compound impact of increasing adoption and Total Addressable Market (TAM) ©2021 SoundHound Inc. 33

Extensive Selection of Voice AI Content and Services Available as white label with full redistribution rights Select Content Domain Partners Houndify Responds With the Best Content Domain “What does the check engine light mean?” “Show me nearby restaurants open now, excluding Italian.” “My tire is low, what is the PSI I need to fill it up to?” “How do I turn on my windshield wipers?” “How long can I drive when the gas light comes on?” “Only show me the ones that are at least 3 stars.” “Navigate me to the first one.” “Will it be raining at 3pm on Friday near the Golden Gate Bridge?” “Text Alex on mobile, ‘I am running late.’” “Is Air Canada flight #757 on time today?” ©2021 SoundHound Inc. 34

Robust Projected Growth Profile

Summary Financials

(in millions)

	2019A	2020A	2021E	2022P	2023P	2024P	2025P	2026P
Bookings[2][3]	**$24**	**$54**	**$100**	**$180**	**$243**	-	-	-
% Growth		*122.2%*	*85.2%*	*80.2%*	*35.1%*	-	-	-
Gross Revenue	**$8**	**$13**	**$20**	**$30**	**$110**	**$297**	**$635**	**$1,164**
% Growth		*69.6%*	*54.7%*	*46.9%*	*271.1%*	*170.5%*	*113.7%*	*83.4%*
Net Revenue	**$8**	**$13**	**$20**	**$28**	**$98**	**$255**	**$533**	**$939**
% Growth		*69.6%*	*54.7%*	*41.3%*	*244.9%*	*159.7%*	*109.0%*	*76.3%*
Gross Profit	**$3**	**$7**	**$15**	**$22**	**$84**	**$226**	**$479**	**$844**
% of Gross Revenue[1]	*41.2%*	*55.0%*	*74.0%*	*75.4%*	*77.0%*	*76.2%*	*75.4%*	*72.5%*
Adj. EBITDA	**($56)**	**($50)**	**($73)**	**($101)**	**($88)**	**$6**	**$191**	**$471**
% of Gross Revenue						*2.1%*	*30.1%*	*40.5%*

Source: Management estimates. Note: Bookings, forecasted Gross Profit, and Adj. EBITDA are non-GAAP measures. Forecasted Gross Profit excludes depreciation and amortization. Financials audited in accordance with PCAOB auditing standards. (1) Declininggross profit margins beginning 2023 due to projected monetization revenue shared with customers as monetization partnerships accelerate.(2) Bookings and revenue projections in this table align with all other reports in this presentation (3) Bookings projections limitedto 2023 based on pipeline projections

35

©2021 SoundHound Inc.

Gross Monetization – Implied Revenue Per User

SoundHound Projection

Aggregate Monetization per User / Year

SoundHound's projected revenue per device is conservative relative to Facebook and Google's historical figures



$0.3
$1
$2
$3
$3+
2022P
2023P
2024P
2025P
2026P

Historical Industry KPIs

Facebook (Global) ARPU

Facebook (US) ARPU: $164



CAGR: 23%
$4
$5
$5
$7
$10
$12
$16
$20
$25
$29
$32
2010A
2011A
2012A
2013A
2014A
2015A
2016A
2017A
2018A
2019A
2020A

Google (Global) ARPU

Google (US) ARPU: $281



CAGR: 16%
$8
$11
$12
$14
$16
$18
$21
$25
$30
$34
$37
2010A
2011A
2012A
2013A
2014A
2015A
2016A
2017A
2018A
2019A
2020A

Source: Management estimates, Company materials, Wall Street research, and online sources.
Note: SoundHound assumes average of 1 user per device during the forecast period. Google user count estimated to grow with world population.

36

©2021 SoundHound Inc.

SoundHound's Undeniable Criteria For Adoption

Technology	Outdated Legacy	Current Big Tech	Disruptive Houndify	Breakthrough Houndify Voice AI technology with 5+ year lead on competition
Brand Control	Lose brand Big Tech	Legacy	Independent/White Label Houndify	Houndify offers full control over brand, users, and data
Financial	Incur Cost Legacy	Free, with Repercussions Big Tech	Generates Revenue Houndify	Through Houndify's unique monetization strategy, companies can integrate Houndify Voice AI at no cost and generate revenue
Ecosystem	Limited Domains Legacy	Self-Serving Big Tech	Collective AI Houndify	Public and private customizable domains offer the broadest range and flexibility for voice AI integration
Privacy Control	Low Privacy Big Tech	Legacy	Control Privacy Houndify	Full privacy control through Houndify allows companies to establish trust with customers
Conflict of Interest	Conflict Big Tech	Neutral Vendor Legacy	Fully Aligned Partner Houndify	Houndify does not compete with its customers (whereas big tech has an agenda to learn, compete, and take over the product)
Edge Hybrid	Cloud Only Big Tech	Legacy	Cloud + Edge Houndify	Houndify offers embedded on-device technology for always-on voice interaction with a seamless connection to the cloud for optimized interaction
Differentiation and Innovation	Low Legacy	Self-Serving Big Tech	Custom Innovation Houndify	Houndify Voice AI innovation is focused on delivering the greatest value for third-party integration

37
©2021 SoundHound Inc.

Transaction Overview

Transaction Overview Note : Assumes no redemptions from SPAC trust account and assumes new shares are issued at a price of $ 10 . 00 . Pro forma shares outstanding includes 13 . 30 million SPAC Public shares, 3 . 33 million SPAC Founder shares, 0 . 42 million SPAC Underwriter shares, 0 . 42 million SPAC Founder and Underwriter private placement shares, 11 . 10 million PIPE shares, and 200 . 00 million rollover shares to existing SoundHound shareholders (with assumed options and warrants based on the treasury stock method) . Excludes impact of 6 . 86 million outstanding warrants with a strike price of $ 11 . 50 and excludes awards reserved under the new equity incentive plan and employee stock purchase plan to be adopted in connection with the closing . Pro forma ownership reflects economic rights ; stock issued to SoundHound’s three founders may be high - vote stock, subject to negotiation with and approval of the Special Committee of the Board of Directors and approval of Company Stockholders . Sources & Uses Sources of Funds Uses of Funds (in millions, except per share figures) Pro Forma Valuation Pro Forma Ownership Pro Forma Revenue Multiples ©2021 SoundHound Inc. 39

Attractive Valuation Relative to Revenue and Revenue Growth



SoundHound
Disruptive AI and Monetization
Incumbent Voice AI
TEV / Revenue
2024P Revenue
7.0x
SoundHound
34.1x
20.4x
20.3x
19.5x
16.3x
12.1x
10.9x
8.8x
8.3x
5.7x
Average: 15.6x
7.2x
6.4x
Revenue CAGR
2021E-2024P Revenue
145%
54%
44%
40%
39%
33%
29%
29%
26%
20%
15%
Average: 33%
22%
17%

Source: Management estimates, Company materials , Wall Street research, CapitalIQ, and FactSet as of 11/12/2021.
Note: Nuance multiple reflects trading as of market close on the day prior to the announced acquisition by Microsoft. Nuance forecasts reflect management estimates.

40

©2021 SoundHound Inc.

Attractive Valuation Relative to EBITDA and Profitability



SoundHound
2025P EBITDA
Disruptive AI and Monetization
2024P EBITDA
Incumbent Voice AI
2024P EBITDA
TEV / EBITDA
10.8x
SoundHound
87.5x
67.5x
47.2x
45.6x
30.8x
28.8x
23.6x
NM
NM
NA
Average: 47.3x
shopify
NVIDIA
TESLA
theTradeDesk
zoom
Roku
Snap Inc.
monday
snowflake
twilio
19.1x
16.6x
NUANCE
cerence
2025P EBITDA
2026P EBITDA
2024P EBITDA
2024P EBITDA
EBITDA Margins
30%
40%
SoundHound
43%
35%
35%
30%
24%
20%
19%
NM
NM
NA
Average: 30%
theTradeDesk
zoom
Snap Inc.
NVIDIA
TESLA
Roku
shopify
monday
snowflake
twilio
39%
38%
cerence
NUANCE

41

©2021 SoundHound Inc.

Source: Management estimates, Company materials , Wall Street research, CapitalIQ, and FactSet as of 11/12/2021. Note: Nuance multiple reflects trading as of market close on the day prior to the announced acquisition by Microsoft. Nuance forecasts reflect management estimates. NM indicates multiples are greater than 100.0x or less than 0.0x or indicates that margins are less than 0%. NA indicates the underlying data is unavailable.

Significant Near Term Value Creation Opportunity

Peer Group 2022 Valuations

TEV / 2022P Revenue



Average: 11.0x
10.0x
10.3x
12.7x
28.2x
cerence
NUANCE (1)
NUANCE (2) Acquisition
Disruptive AI & (3) Monetization
Incumbent Voice AI

TEV / 2022P EBITDA



Average: 32.0x
25.6x
31.4x
38.9x
70.0x
cerence
NUANCE (1)
NUANCE (2) Acquisition
Disruptive AI & (3,4) Monetization
Incumbent Voice AI

Illustrative SoundHound Value Creation Opportunity

Transaction Value | **Present Value at Peer Valuations** [5]

($ in billions)

Future value calculated based on outlined forward multiples applied to 2026E Revenue and EBITDA, discounted 20% annually to December 31,2021



$2.1
3 – 9x Increase
$8.5
$5.5
Incumbent Voice AI
$18.0
$15.0
Disruptive AI & Monetization

Revenue	10 – 15x	27 – 32x
EBITDA	25 – 35x	65 – 75x

Source: Management estimates, Company materials , Wall Street research, CapitalIQ, and FactSet as of 11/12/2021. Note: Nuance revenue and EBITDA forecasts reflect management estimates. (1) Multiple reflects trading as of market close on the day prior to the announced acquisition by Microsoft. (2) Multiple reflects Microsoft's cash offer price of $56.00 per share. (3) Disruptive AI and Monetization peer average includes Monday.com, NVIDIA,, Roku, Shopify, Snap, Snowflake, Tesla, Trade Desk, Twilio, and Zoom. (4) Excludes EBITDA multiples above 100.0x or below 0.0x. (5) Present value assuming valuation multiples applied to 2026P Revenue and EBITDA, 12/31/2021 valuation date and 20% discount rate.

42

©2021 SoundHound Inc.

Significant Medium to Long Term Value Creation Opportunity Source: Management estimates, Company materials, Wall Street research, and FactSet as of 11/12/2021. ($ in billions) SoundHound is the only independent provider of Voice AI across industries with a scalable monetization model ©2021 SoundHound Inc. 43

Appendix

Non - GAAP Reconciliations Adj. EBITDA Reconciliation Source: Company financials.. (in millions) ©2021 SoundHound Inc. 45

Recent Strategic Developments Strategic Partnership with Oracle • In August 2021, SoundHound entered into a strategic partnership with Oracle Corporation (“Oracle”), a leading global cloud infrastructure provider, to accelerate its global expansion • Increases availability of SoundHound’s services to existing and prospective customers • Accelerates research and development and training of Artificial Intelligence (AI) models Oracle has committed to an investment in the PIPE ©2021 SoundHound Inc. 46

Significant Lead in Voice AI Technology and Adoption Voice AI technology has high barriers to entry • Requires years of R&D • Very few competitors • Unlikely new players Many industry giants have tried and not succeeded Houndify maintains its technology lead on competition, with proven adoption and established global scale ©2021 SoundHound Inc. 47

Confidential and Proprietary Our world will be filled with smart devices and robots But they will not all have the same name We will have multiple assistants, with different names, varying expertise and unique personalities We will be living in a multi - assistant world, all connected to one Collective AI – a central source of broad knowledge Diversity in Voice AI ©2021 SoundHound Inc. 48

Example Monetizable Scenario USER CAR REST - AURANT I’m hungry I found several restaurants near your next exit. The first result is White Castle. I can take your order now and have it ready for pick up or deliver to your house. Would you like to hear top items on their menu? An enhanced ecosystem - based monetized voice AI model creates compound annual revenue opportunities $ Recommendation User orders food $ Transaction ©2021 SoundHound Inc. 49

Future Reality: Personalized Experience for Houndify users

Unified and across products creates value across the ecosystem



IoT
Auto
Retail
Hospitality
Banking
Healthcare
Contact Center
Personalized preferences
Biometric ID
Transaction history
Emotion Detection

Voice Biometrics
- Allows for personal identification
- Works across Houndify products

Voice Password
- Combine with speaker ID/biometrics to create two-factor authentication

Emotion Detection
- A more tailored empathetic experience
- Leveraged to offer more targeted monetizable offers

Visual Wake
- Face tracking, body tracking, and audio channelling can create more natural interactions

Always Listening
- Free from turn-based conversations, Houndify interactions happen organically

Multi-Zone Audio
- Can better differentiate multiple speakers, especially in automotive
- Working with biometrics, can identify unique individuals

Real-Time Translation
- Speak and receive responses in any language
- Houndify acts as a universal translator

Dynamic TTS
- Responds and sounds like a real person

Payment and Fulfilment
- Voice-based ordering

Audiovisual Search
- "Tell me about this building"
- "What's that store across from me?"

50
©2021 SoundHound Inc.

In - car sentence accuracy In different conditions. Test performed by Houndify automotive customer. (%) 0 km/h 60 km/h 105 km/h 120 km/h Large Tech Company 89% 81% 58% 33% Houndify 95% 90% 78% 66% ©2021 SoundHound Inc. 51

©2021 SoundHound Inc. Houndify Everything November 2021